Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We have issued our report dated December 6, 2010 with respect to the financial statements and supplemental schedule included in the Annual Report on Form 11-K for the year ended December 31, 2009 of Luxottica Group Tax Incentive Savings Plan, which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

Cincinnati, Ohio

December 6, 2010